Exhibit 99.3

FS Global Credit Opportunities Fund Announces Plans for Listing on NYSE

PHILADELPHIA, March 7, 2022 – FS Global Credit Opportunities Fund (“FSGCO” or the “Fund”), a closed-end fund investing in non-traditional credit opportunities including event-driven credit, special situations and private capital structure solutions, announced its intention to list its common stock on the New York Stock Exchange (“NYSE”) prior to the end of the third quarter, subject to market conditions and final board approval.

“We are excited to announce this important milestone and to begin preparations to list FSGCO and deliver liquidity to shareholders later this year,” said Michael Forman, Chairman and CEO of FS Investments. “With approximately $2.4 billion in assets as of December 31, 2021, we believe the Fund will be highly differentiated in the public markets by its scale, attractive dividend yield, strong recent track record, outperformance relative to broader credit indexes, and the investment team’s access to the full resources and infrastructure of FS Investments.”

Prior to the listing, the Fund will be renamed FS Credit Opportunities Corp. and is expected to trade on the NYSE with ticker symbol “FSCO.”

Subject to shareholder approval, upon listing, the Fund’s management fee will drop from 1.5% to 1.35%, and the hurdle rate for calculation of the incentive fee will be based on percentage of net assets rather than adjusted capital, consistent with other publicly traded closed-end funds. The reduction in management fee is expected to enhance the Fund’s net investment income and allow the Fund to sustain an annualized distribution yield of 7.25%, based on the Fund’s net asset value as of December 31, 2021.

FSGCO’s board of trustees (the “Board”) also approved the Fund’s conversion from a Delaware statutory trust into a Maryland Corporation and elected to suspend the Fund’s quarterly share repurchase program effective March 31, 2022. The Fund plans to commence a quarterly tender offer pursuant to the share repurchase program prior to this suspension date, but does not intend to commence another tender offer after March 31. Upon completion of the listing, and subject to Board approval, the Fund intends to implement an open-market share repurchase program under Rule 10b5-1 under the Securities Exchange Act of 1934.

About FS Investments

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Leawood, KS.

Contact Information:

Investor Relations

Robert Paun

robert.paun@fsinvestments.com

Media

Melanie Hemmert

media@fsinvestments.com

Forward-Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Company. Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geopolitical risks, risks associated with possible disruption to the Company’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Company’s operating area, unexpected costs, the ability of the Company to complete the listing, the price at which the Company’s shares of common stock may trade on the New York Stock Exchange and such other factors that are disclosed in the Company’s filings with the Securities and Exchange Commission. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Important Information

The Company, its trustees/directors and certain of its officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2022 annual meeting (the “2022 Annual Meeting”). The Company intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from shareholders. Shareholders are strongly encouraged to read any such proxy statement when it becomes available as it will contain important information. Information regarding the identity of potential participants, and their direct or indirect interests in the Company, by security holdings or otherwise, will be set forth in the proxy statement and any other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://fsinvestments.com/investments/all-investments/fsgco/.

The information in this press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any securities of the Company. The potential tender offer described herein has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms and conditions described herein or at all. If the Company commences the tender offer, the tender offer will be made solely by an offer to purchase, the letter of transmittal and related materials, as they may be amended or supplemented. Shareholders should read the Company’s commencement tender offer statement on Schedule TO, expected to be filed with the SEC in connection with the tender offer, which will include as exhibits the offer to purchase, the letter of transmittal and related materials, as well as any amendments or supplements to the Schedule TO when they become available, because they will contain important information related to the potential tender offer. If the Company commences the tender offer, each of these documents will be filed with the SEC, and, when available, shareholders may obtain them for free from the SEC at its website (http://www.sec.gov).